               AGREEMENT made as of the 19th day of July, 1996,


BETWEEN:

               CONTINENTAL WASTE CONVERSION INC., a body corporate duly incorporated under the laws of the Province of Alberta, Canada,
               (hereinafter referred to as "CWC"),

                                                              OF THE FIRST PART;

                                     - and -

               IDM ENVIRONMENTAL CORP., a body corporate duly incorporated under the laws of the State of New Jersey, United States of America,
               (hereinafter referred to as "IDM"),

                                                             OF THE SECOND PART.


          WHEREAS CWC has developed know-how in connection with the environmentally-safe conversion of certain domestic, industrial and agricultural solid waste (hereinafter referred to as the "Technology");

          AND WHEREAS CWC or the companies referred to in section 5.1 hereof have entered into agreements with KASTERKA VERTRIEBS - GmbH (hereinafter referred to as the "Kasterka Contract"), THE COUNCIL OF MAYORS OF THE METROPOLITAN AREA OF SAN SALVADOR and COMPANIA DE ALUMBRADO ELECTRICO DE SAN SALVADOR, S.A. DE C.V. (hereinafter collectively referred to as the "El Salvador Contract"), THE MUNICIPALITY OF GUATEMALA (hereinafter referred to as the "Guatemala Contract"), the NANHAI CITY GAS COMPANY (hereinafter referred to as the "China Contract"), and LA SOCIETE GUI DAUPHIN ENVIRONNEMENT (hereinafter referred to as the "France Contract"), as more particularly described in Schedule "A" attached hereto (such agreements being hereinafter collectively referred to as the "Existing Contracts");

          AND WHEREAS CWC and IDM have agreed to incorporate a Delaware corporation (hereinafter referred to as "CWC Delaware") to acquire from CWC rights to the marketing and use of the Technology, and to incorporate an Alberta corporation (hereinafter referred to as "CWC International") as a wholly-owned subsidiary of CWC Delaware to acquire the interests of CWC in the Existing Contracts and to actively pursue opportunities to construct and operate facilities outside


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                                      -2-

of Canada utilizing the Technology in converting certain domestic, industrial and agricultural solid waste to gas and utilization of such gas to generate electricity (hereinafter referred to as the "Waste-to-Energy Business");

          AND WHEREAS CWC and IDM have agreed to enter into the within agreement to set forth their respective rights and obligations relating to the marketing and use of the Technology and the operation of the Waste-to-Energy Business:

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

             ARTICLE 1 - INCORPORATION AND OPERATION OF CWC DELAWARE

1.1 CWC and IDM shall cause a new corporation to be incorporated under the laws of Delaware under the name CONTINENTAL WASTE CONVERSION INTERNATIONAL INC. and a new corporation to be incorporated under the laws of Alberta under the name CONTINENTAL WASTE CONVERSION INTERNATIONAL INC.

1.2 The initial shares issued in CWC Delaware shall be issued to CWC and IDM at a consideration of one ($0.01) cent per share, with ninety (90%) percent of such shares being issued to IDM and ten (10%) percent of such shares being issued to CWC.

1.3 It is acknowledged that the parties hereto have agreed to exercise the voting rights attaching to the shares held by them in CWC Delaware to ensure that no shares in CWC Delaware other than those referred to in section 1.2 hereof will be allotted or issued and no options or other rights to acqurie shares in CWC Delaware will be granted to any person not dealing at arm's length with CWC Delaware or its directors and officers without the written consent of both CWC and IDM, such consent not to be unreasonably withheld or delayed.

                               ARTICLE 2 - LICENCE

2.1 Following incorporation and the organization of CWC Delaware and CWC International, as contemplated in Article 1 hereof, and provided that IDM and CWC Delaware concurrently advance loans to CWC International and CWC as provided in Article 3 hereof, CWC

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                                      -3-

shall grant CWC Delaware an exclusive, irrevocable licence to market and use the Technology in the form attached hereto as Schedule "B" (hereinafter referred to as the "Licence Agreement"). It is acknowledged and agreed that CWC shall continue to own the Technology and that no right, title or interest in the Technology is being transferred or granted to IDM, CWC International or CWC Delaware except as expressly set forth in this agreement and the Licence Agreement.

                                ARTICLE 3 - LOANS

3.1 IDM agrees that it will, concurrently with CWC granting CWC Delaware the licence referred to in Article 2 hereof, advance CWC Delaware the sum of Six Hundred Thousand ($600,000) United States Dollars and One Hundred Sixty Thousand ($160,000) Canadian Dollars (hereinafter collectively referred to as the "Initial IDM Loans") on the following terms and conditions:

     (a) the sum of $160,000 (Canadian) shall be secured by a Promissory Note and a Pledge and Security Agreement substantially in the form attached hereto as Schedules "C" and "D", respectively;

     (b) the sum of $600,000 (U.S.) loaned by IDM, together with accrued interest, shall be repaid from the proceeds raised by CWC Delaware through the sale of capital stock or through CWC Delaware borrowing funds from third parties or, if not earlier repaid, shall be paid from twenty-five (25%) percent of the net profits generated by CWC Delaware or CWC International under the El Salvador Contract or any other contracts.

3.2 The parties hereto agree to cause CWC Delaware to advance the sum of $600,000 (U.S.) to CWC International concurrently with CWC granting CWC Delaware the licence referred to in Article 2 hereof. The parties further agree to cause CWC International to advance the sum of $160,000 (Canadian) to CWC. The United States Dollars loans made by IDM to CWC Delaware, CWC Delaware to CWC International, and CWC International to CWC shall bear interest at the rate equal to the United States prime rate as published in the Eastern edition of the WALL STREET JOURNAL on the date of the advance of funds, plus one (1%) percent. The Canadian Dollars loans made by IDM to CWC Delaware, CWC Delaware to CWC International, and CWC International to CWC shall bear interest at the prime rate established by the Royal Bank of Canada on the date of the advance of funds, plus one (1%) percent.

3.3 IDM further agrees that, to enable CWC Delaware to carry on through its subsidiary, CWC International, the Waste-to-Energy Business, it will advance to CWC Delaware by way of loan the additional sums of Two Hundred Fifty Thousand ($250,000) United States Dollars on or before August 15, 1996, Two Hundred Fifty Thousand ($250,000) United States Dollars on or before September 15, 1996, and Two Hundred Fifty Thousand ($250,000) United States Dollars on or before October 15, 1996 (hereinafter collectively referred to as the "Additional IDM Loans"). The interest rate and terms of repayment for the Additional IDM Loans shall be the same as the Initial IDM Loans and shall be secured by one or more promissory notes in such form as may be reasonably stipulated by IDM. The parties hereto agree to cause CWC Delaware to loan the amounts received pursuant to the Additional IDM Loans to CWC International on the terms and conditions provided in section 3.2 hereof. It is understood and agreed, however, that the obligation of IDM to advance the Additional IDM Loans to CWC Delaware as aforesaid will terminate should CWC Delaware be successful in raising in excess of $500,000 (U.S.) through loans from third parties or from a private or public sale of its shares.

                  ARTICLE 4 - ASSIGNMENT OF EXISTING CONTRACTS

4.1 Concurrently with the receipt of $160,000 (Canadian) by way of loan from CWC International, CWC undertakes and agrees that it will assign to CWC International its right, title and interest in those Existing Contracts not entered into in the names of the companies referred to in section 5.1 hereof, and that it will also assign its right, title and interest in those agreements described in Schedule "E" attached hereto (such agreements being hereinafter collectively referred to as the "Other Agreements"). CWC International agrees to indemnify and save harmless CWC against all burdens and obligations under the Existing Contracts and the Other Agreements. The assignments to CWC International shall be in such form as may be required by the other parties thereto, it being acknowledged and agreed, however, that:

     (a) CWC will have to obtain the consent of the other party to each of the Guatemala Contract and the Kasterka Contract after the date hereof and undertakes and agrees to use its best efforts to obtain such consents;

     (b) CWC International shall agree to assume all obligations of CWC under the Existing Contracts and the Other Agreements;

     (c) while it is agreed that CWC shall be entitled to the benefits accruing under section 3.1 of the Kasterka Contract after deducting all costs reasonably incurred in obtaining the permits and drawings necessary to construct the "Pilot Plant" referred to in such section of the Kasterka Contract, it is agreed that the respective rights and obligations under the Kasterka Contract are herewith assigned to CWC Delaware.

4.2 CWC agrees that should it have been successful in entering into a contract with the Czech Republic prior to the date hereof or should it obtain any leads for additional sales of Gas Generators anywhere in the world outside of Canada, it will advise CWC International and assign all benefits to such leads or contracts to CWC International, provided that CWC International undertakes and agrees to be responsible for and to indemnify and save harmless CWC against all burdens and obligations under any contracts entered into by CWC.

                 ARTICLE 5 - SUBSIDIARIES AND AFFILIATES OF CWC

5.1 CWC agrees that upon receipt of the loan of $160,000 (Cdn) from CWC International, it will cause all shares in the following companies owned by it to be transferred to CWC International:

     (a) CWC (East Asia) Inc., a wholly-owned subsidiary of CWC and being a company duly incorporated in the Turks and Caicos Islands;

     (b) CWC El Salvador S.A. de C.V., a wholly-owned subsidiary of CWC and being a company duly incorporated in El Salvador;

     (c) CWC France S.A.R.L., a company owned as to fifty (50%) percent by CWC and duly incorporated in France.

5.2 CWC shall cause its nominees as directors and officers of the companies referred to in section 5.1 hereof to resign, if requested by CWC International, and the nominees of CWC International to be duly appointed.

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                                      -6-

5.3 CWC represents and warrants that all shares held by it in the companies referred to in section 5.1 are fully paid and non-assessable.

                     ARTICLE 6 - PURCHASE OF ASSETS/SUBLEASE

6.1 The parties hereto agree that immediately following execution of this agreement they will cause CWC International to purchase the furniture and other assets described in Schedule "F" attached hereto from CWC at and for the purchase price of Eight Thousand Five Hundred ($8,500) Canadian Dollars.

6.2 It is further agreed that the parties hereto shall cause CWC International to enter into an agreement to sublease the existing premises being leased by CWC at 1509 Centre Street S.W., Calgary, Alberta, on the same terms and at the same rental rate per square foot being paid by CWC. The form of such sublease agreement shall be as mutually agreed, and failing agreement, in such form as may be determined by arbitration. CWC International shall make two offices in such premises available for use by CWC at cost.

                              ARTICLE 7 - EMPLOYEES

7.1 The parties hereto acknowledge and confirm that it is intended that CWC International will commence employing the existing employees of CWC listed in Schedule "G" attached hereto effective as of the date hereof and each of the parties hereto agree to facilitate the transferring of such employees from the payroll of CWC to the payroll of CWC International effective as of such date.

                             ARTICLE 8 - WARRANTIES

8.1       CWC warrants and represents to IDM as follows:

     (a) CWC is a corporation duly organized and existing under the laws of the Province of Alberta;

     (b) CWC has full corporate power and authority to enter into this agreement and to licence the Technology as contemplated in Article 2 hereof and to perform each and every covenant and agreement herein contained;

     (c) the execution of the within agreement has been duly authorized, and upon execution by any two officers or directors of CWC will constitute a valid, binding and legally enforceable agreement of CWC;

     (d) the execution and delivery of this agreement and the performance of the covenants and agreements herein contained are not limited or restricted by and are not in conflict with any contract, agreement or other instrument to which CWC is bound;

     (e) CWC has not infringed any patents, trademarks, trade name rights, service marks, copyrights, applications for any of the foregoing, or similar intellectual property of any person or entity. Attached hereto as Schedule "H" is a copy of a patent filed by Orville Burkinshaw relating to portions of the Technology and a copy of the assignment of such patent in favour of CWC;

     (f) the terms of the Existing Contracts are those set forth in copies of such contracts previously described by CWC to IDM, and CWC is not in default of any of its obligations as of the date hereof under the Existing Contracts; and

     (g) the Existing Contracts are legal and valid and, to the information and belief of CWC, are binding and enforceable in accordance with their terms.

8.2       IDM represents and warrants to CWC as follows:

     (a) IDM is a corporation duly organized and existing under the laws of the State of New Jersey;

     (b) IDM has full corporate power and authority to enter into this agreement and to perform each and every covenant and agreement herein contained;

     (c) this agreement has been duly authorized, executed and delivered by IDM and constitutes a valid, binding and legally enforceable agreement of IDM;

     (d) the execution and delivery of this agreement and the performance of the covenants and agreements herein contained are not limited or restricted by and are not in conflict with any contract, agreement or other instrument to which IDM is bound.

8.3 Each of CWC and IDM shall indemnify and save the other party of, from and against any losses, damage and costs (including counsel fees and expenses on a solicitor-and-his-own-client basis) which the other party may suffer or incur by reason of a breach of the representations and warranties set out in this
Article 8, or a breach of any of its obligations set forth in this agreement.

                         ARTICLE 9 - TRADEMARK AND LOGOS

9.1 CWC agrees that it will grant CWC Delaware and CWC International the non-exclusive right to utilize the logo described in Schedule "I" attached hereto for so long as the licence to be granted to CWC Delaware, as contemplated in Article 2 hereof, shall remain in full force and effect.

9.2       It is agreed that:

     (a) should CWC develop an alternate logo for use in connection with the Technology, such alternate or modified logo shall be made available to CWC Delaware and CWC International alone for use in connection with the Technology to the same extent as specified in section 9.1 hereof;

     (b) should CWC Delaware or CWC International develop an alternate logo for use in connection with the Technology, such alternate or modified logo shall be made available to CWC alone for use in connection with the Technology to the same extent as specified in section 9.1 hereof.

                             ARTICLE 10 - ASSIGNMENT

10.1 Neither this agreement nor any part thereof shall be assignable or transferable by operation of law or otherwise except as otherwise herein provided or unless the parties hereto consent in writing to such assignment or transfer.

                            ARTICLE 11 - ARBITRATION

11.1 All disputes, questions or differences arising in connection with this agreement which the parties cannot resolve themselves shall be finally settled by arbitration in accordance with the America Arbitration Association Rules for Commercial Disputes, and such arbitration shall take place in Alberta. If the parties agree on one arbitrator, such arbitrator shall act as the sole arbitrator. If within a period of ten (10) days following the delivery of a notice to the other party requesting arbitration the parties have not agreed on an arbitrator, each of the parties shall appoint one arbitrator and such arbitrators shall appoint the third arbitrator.

                         ARTICLE 12 - GENERAL PROVISIONS

12.1 No waiver, modification or cancellation of any term or condition or of any breach of any term or condition of this agreement shall be effective unless executed in writing. No waiver shall excuse the performance of any act other than the act specifically referred to in such waiver. No assent to or waiver of any breach of any one or more of the covenants and agreements herein contained, whether such assent or waiver is express or implied, shall be deemed to be taken to be a waiver of any succeeding or other breach.

12.2 Any notice, request, demand, consent or other communication provided or permitted hereunder shall be in writing and given by personal delivery or sent by registered mail, postage prepaid, addressed to the party for which it is intended at its address as set out below or as may be designated by notice pursuant hereto:

          CWC:                Continental Waste Conversion Inc.
                              230, 1509 Centre Street S.W.
                              Calgary, Alberta
                              Canada   T2G 2E6

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                                      -10-

          IDM:                IDM Environmental Corp.
                              P.O. Box 388
                              386 Whitehead Avenue
                              South River, New Jersey
                              U.S.A.   08882

Each party may change its address for purposes of transmittal or receipt of any such communication by giving ten (10) days' prior written notice of such change to the other party in the manner prescribed above. Any notice so given shall be deemed to have been received on the date on which it was delivered or transmitted by telecommunications service, or if mailed, on the fifth business day following the mailing thereof.

12.3 This agreement does not constitute and shall not be construed as constituting a partnership or a joint venture between the parties hereto.

12.4 Neither of the parties hereto makes nor has made any warranties, inducements, promises or representations to the other respecting the subject matter of this agreement, except as may be expressly stated in this agreement.

12.5 This agreement, together with the schedules attached hereto, contains the entire agreement between CWC and IDM with respect to the subject matter hereof as of its date and supersedes all other prior agreements, negotiations, representations and proposals, written or oral, relating to its subject matter.

12.6 This agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument and, notwithstanding their date of execution, shall be deemed to bear the date first above written.

12.7 This agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, United States of America.

          IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.


                                CONTINENTAL WASTE CONVERSION INC.


                                per: /s/ STANLEY J. POWELL
                                    ------------------------------------
                                       Stanley J. Powell
                                       Chairman of the Board


                                per: /s/ DENNIS HAZELTON
                                    ------------------------------------
                                      Dennis Hazelton, Secretary

Subscribed and Sworn to
by Stan Powell and
Dennis Hazelton before
me,

/s/ WALTER W. STANFORD
- --------------------------
    Walter W. Stanford
     A Notary Public
                                IDM ENVIRONMENTAL CORP.


                                by: /s/ JOEL FREEDMAN
                                    ------------------------------------
                                     Joel Freedman, President &
                                     Chief Executive Officer


                                by: /s/ FRANK FALCO
                                    ------------------------------------
                                     Frank Falco, Chairman &
                                     Chief Operating Officer